Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231347, 333-236971, 333-254838 and 333-263807) and Form S-3 (Nos. 333-261049, 333-257404, 333-249623, 333-248198 and 333-239318) of Milestone Pharmaceuticals Inc. of our report dated March 29, 2023 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/S/ PricewaterhouseCoopers LLP

Montréal, Canada
May 30, 2023

PricewaterhouseCoopers LLP

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, ca_montreal_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.